POWER OF ATTORNEY
I hereby constitute and
appoint each of Brian Gavin and Peter Koffler,
signing singly, my true and lawful attorney-in-fact:
(1) to execute for and on my behalf, in my capacity as a trustee, officer or other reporting person of Blackstone Alternative Alpha Fund or Blackstone Alternative Alpha Master Fund, each a Massachusetts business trust, (each, a "Fund"), Forms 3, 4 and 5 in accordance with Section 16( a) of the Securities Exchange Act of 1934, as
amended, and the rules thereunder, and Section 30(h) of the
Investment Company Act of 1940, as amended;
(2) to do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form
3,4 or 5 to and timely file such Form with the United States
Securities and Exchange Commission (the "SEC");
(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to file for Access
Codes to the SEC EDGAR System, including but not limited to the completion, execution and timely delivery of a statement of authentication to the Commission in order to obtain such EDGAR
Access Codes; and
(4) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
I hereby grant to each such attorney-in-fact full power and
 authority to do and
perform any and every act and thing whatsoever requisite,
necessary, or proper to
be done in the exercise of any of the rights and powers
herein granted, as fully to
all intents and purposes as I might or could do if
personally present, with full
power of substitution, resubstitution or revocation,
hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done
by virtue of this power of
attorney and the rights and powers herein granted. I
acknowledge that the
attorneys-in-fact, in serving in such capacity at my
request, are not assuming, nor
is any Fund assuming, any of my responsibilities to
comply with Section 16 of the
Securities Exchange Act of 1934, as amended, and the
rules thereunder, and
Section 30(h) of the Investment Company Act of 1940,
as amended.
This Power of Attorney shall remain in full force and
effect until I am no longer
required to file Forms 3, 4 and 5 with respect to my
holdings of and transactions
in Fund securities, unless I earlier revoke it in a
signed writing delivered to the
attorneys-in -fact.
IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 25th day of January, 2012.
/s/ John McCormick
Signature
John McCormick
Print Name